Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-151063) pertaining to the Amended and Restated 1999 Stock Option and Restricted Stock Plan of MercadoLibre, Inc.;

2.Registration Statement (Form S-8 No. 333-159891) pertaining to the 2009 Equity Compensation Plan of MercadoLibre, Inc.; and

3.Registration Statement (Form S-3 No. 333-291604) pertaining to the offering of Debt Securities, Guarantees of Debt Securities, Preferred Stock, Common Stock and/or Warrants of MercadoLibre, Inc.;

of our reports dated February 25, 2026, with respect to the consolidated financial statements of MercadoLibre, Inc., and the effectiveness of internal control over financial reporting of MercadoLibre, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ PISTRELLI, HENRY MARTIN Y ASOCIADOS S.A.
Member of Ernst & Young Global Limited

City of Buenos Aires, Argentina
February 25, 2026